Exhibit 99.1

Egalet Reports Full Year 2013 Financial Results and Provides Business Update

— Strengthened balance sheet with $73.0 million in aggregate gross proceeds from IPO and simultaneous private placement with Shionogi —

—Webcast and conference call today at 8:30 a.m. EDT—

Wayne, Penn. — March 26, 2014 — Egalet Corporation (Nasdaq: EGLT) (“Egalet”) today reported business highlights and financial results for the year ended December 31, 2013.  This marks the first time that Egalet is reporting its operating results as a public company.

Recent corporate highlights include:

•                  Initiated pivotal bioequivalence studies of Egalet-001;

•                  Received Fast Track designation from the FDA for Egalet-001, an abuse-deterrent, extended-release, oral morphine formulation, and Egalet-002, an abuse-deterrent, extended-release, oral oxycodone formulation, both in development for the treatment of moderate to severe chronic pain;

•                  Added to the board of directors Timothy P. Walbert, chairman, president and CEO of Horizon Pharma, and Greg Weaver, CFO, senior vice president, treasurer and corporate secretary of Fibrocell Science, Inc.;

•                  Entered into a development, collaboration and license agreement with Shionogi Limited (“Shionogi”) related to abuse-deterrent oral hydrocodone opioid product candidates under which Egalet received $10.0 million in an upfront payment. Pursuant to this agreement, Egalet is entitled to receive payments in excess of $300 million in aggregate upon the achievement of development, regulatory and sales milestones and royalties on future net product sales; and

•                  Strengthened the balance sheet with $73.0 million in aggregate gross proceeds from initial public offering (IPO), subsequent exercise of the underwriters’ over-allotment option and concurrent private placement with Shionogi resulting in $65.5 million in net proceeds after deducting underwriting discounts and offering expenses.

“With the ongoing epidemic of opioid abuse and the successful completion of our IPO, we are well positioned to move forward with the development of our differentiated abuse-deterrent opioids,” said Bob Radie, Egalet’s president and chief executive officer.  “Having just initiated the pivotal bioequivalence studies for Egalet-001, which has received Fast Track designation, we are one step closer to bringing patients a treatment option to manage their moderate to severe chronic pain while lowering the potential for abuse.”

2013 Financial Results

•                  Revenue: There were no revenues for the year ended December 31, 2013 compared to net revenue of $1.2 million for the year ended December 31, 2012.  The decrease was due to the completion of research and development services under our collaborative agreements in 2012.

•                  R&D Expenses: Research and development expenses were $6.3 million for the year ended December 31, 2013 compared to $4.3 million in 2012. The increase of $2.0 million, or 47.6%, was driven primarily by a $2.3 million increase in development costs for Egalet-001 and a $609,000 increase in other clinical and pre-clinical development costs, partially offset by an $868,000 decrease in clinical trial expenses for Egalet-002.

•                  G&A Expenses: General and administrative expenses increased to $4.9 million for 2013 compared to $2.2 million for 2012.  The 117.4% increase was primarily due to higher compensation, travel costs and facility-related expenses, which relate to the establishment of Egalet’s U.S. office and personnel hired in 2013, including Egalet’s chief financial officer. Egalet also incurred higher professional fees and communication expenses in 2013 related to increased business development efforts, the pursuit of licensing arrangements and preparations for the IPO.

•                  Net (Loss) Income: Net loss was $20.2 million for the year ended December 31, 2013 compared to net loss of $5.4 million for the year ended December 31, 2012.

•                  Cash Position: Cash as of December 31, 2013 was $15.7 million compared to $3.4 million at December 31, 2012. The cash increase was primarily driven by the $10.0 million upfront payment related to the development collaboration and license agreement with Shionogi. Subsequent to year end, Egalet further strengthened its balance sheet with $73.0 million in aggregate gross proceeds or $65.5 in net proceeds after underwriters’ discounts and offering expenses raised from its IPO, the simultaneous private placement of 1.25 million shares of common stock with Shionogi at the IPO price and the subsequent exercise of the underwriters’ over-allotment.

Upcoming Milestones

•                  Q1: Egalet plans to complete the first phase of category 1 abuse deterrence studies for Egalet-001.

•                  Q2: Egalet plans to initiate category 2 and 3 abuse deterrence studies for Egalet-001 and the second phase of category 1 abuse deterrence studies for Egalet-002.

•                  Q3: Egalet plans to initiate category 2 and 3 abuse deterrence studies for Egalet-002.

•                  Q4: Egalet plans to initiate its pivotal Phase 3 trial for Egalet-002.  In addition, Egalet plans to complete bioequivalence studies and submit a new drug application (NDA) filing for Egalet-001.

Conference Call Information

Egalet’s management will host a conference call to discuss the 2013 financial results:

Date:	Wednesday, March 26, 2014
Time:	8:30 a.m. EDT
Webcast (live and archive):	http://egalet.investorroom.com/eventsandwebcasts
Dial-in numbers:	1-877-870-4263 (domestic) 1-412-317-0790 (international)
Replay dial-in numbers”	1-877-344-7529 (domestic)
1-412-317-0088 (international) Conference Number:10042524

About Egalet

Egalet Corporation is a specialty pharmaceutical company developing and planning to commercialize proprietary, abuse-deterrent oral products for the treatment of pain and other indications. Egalet has created two distinct drug delivery systems, each with novel abuse-deterrent features and the ability to control the release profile of the active pharmaceutical ingredient (API). Using its proprietary platform, Egalet has developed a pipeline of clinical-stage, opioid-based product candidates in tablet form that are specifically designed to deter abuse by physical and chemical manipulation, while also providing tailored release of the active pharmaceutical ingredient. Its lead product candidate, Egalet-001, is an abuse-deterrent, extended-release, oral morphine formulation in development for the treatment of moderate to severe chronic pain. There are currently no commercially available abuse-deterrent formulations of morphine, and if approved, Egalet believes that Egalet-001 would fill a significant unmet need in the marketplace. Its second product candidate, Egalet-002, is an abuse-deterrent, extended-release, oral oxycodone formulation in development for the treatment of moderate to severe chronic pain. The Egalet technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple APIs with similar or different release profiles. Visit www.egalet.com for more information.

Safe Harbor

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and are subject to known and unknown uncertainties and risks.  Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of our clinical trials; our ability to obtain regulatory approval of our product candidates; competitive factors; general market conditions; and other risks factors described in Egalet’s filings with the United States Securities and Exchange Commission. Egalet assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Contacts:

Investor Relations:

Lisa M. Wilson

In-Site Communications, Inc.

Tel: 917-543-9932

Email: lwilson@insitecony.com

Media:

E. Blair Clark-Schoeb

Tel: 917-432-9275

Email: blair@biotechcomm.com

Tables Follow

Egalet Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2012	2013
Assets
Current assets:
Cash	$3,404,000	$15,700,000
Related party receivable	34,000	—
Prepaid expenses	680,000	1,812,000
Other receivables	319,000	231,000
Total current assets	4,437,000	17,734,000
Property and equipment, net	931,000	2,378,000
Intangible asset	200,000	209,000
Deposits and other assets	25,000	33,000
Total assets	$5,593,000	$20,363,000
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Related party senior convertible debt, net of discount	$—	$17,209,000
Accounts payable	1,334,000	1,046,000
Accrued expenses	581,000	1,755,000
Deferred revenue	—	10,149,000
Other current liabilities	19,000	55,000
Total current liabilities	1,934,000	30,214,000
Deferred income tax liabilities	—	22,000
Total liabilities	1,934,000	30,236,000
Commitments and contingencies
Convertible preferred stock:
Convertible Series A-1 preferred stock, $0.01 par value, 1,406,894 shares issued and outstanding at December 31, 2012 and 2013, liquidation preference of $13,559,000 at December 31, 2013	1,443,000	1,443,000
Convertible Series A-2 preferred stock, $0.01 par value, 593,106 shares issued and outstanding at December 31, 2012 and 2013, liquidation preference of $4,083,000 at December 31, 2013	770,000	770,000
Convertible Series B preferred stock, $0.01 par value, 2,327,301 shares issued and outstanding at December 31, 2012 and 2013, liquidation preference of $42,610,000 at December 31, 2013	12,628,000	12,628,000
Convertible Series B-1 preferred stock, $0.01 par value, 113,916 shares issued and outstanding at December 31, 2012 and 2013, liquidation preference of $695,000 at December 31, 2013	116,000	116,000
Stockholders’ deficit
Common stock, $0.01 par value, 1,292,307 shares issued and outstanding at December 31, 2012 and 2013	13,000	13,000
Additional paid in capital	1,610,000	7,431,000
Accumulated other comprehensive income	271,000	1,125,000
Accumulated deficit	(13,192,000)	(33,399,000)
Total stockholders’ deficit	(11,298,000)	(24,830,000)
Total liabilities, convertible preferred stock and stockholders’ deficit	$5,593,000	$20,363,000

Egalet Corporation and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2012	2013
Revenues	$1,201,000	$—
Operating expenses:
Research and development	4,256,000	6,280,000
General and administrative	2,241,000	4,873,000
Total operating expenses	6,497,000	11,153,000
Loss from operations	(5,296,000)	(11,153,000)
Interest expense	75,000	8,842,000
Loss (gain) on foreign currency exchange	27,000	190,000
	102,000	9,032,000
Loss from operations before income taxes	(5,398,000)	(20,185,000)
Provision for income taxes	—	22,000
Net loss	$(5,398,000)	$(20,207,000)

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